Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-268501) of Bit Origin Ltd of our report dated October 31, 2023 and its subsidiaries which appears in this Form 20-F.

We also consent to the reference of WWC, P.C., as an independent registered public accounting firm, as experts in matters of accounting and auditing.

San Mateo, California	WWC, P.C.
October 31, 2023	Certified Public Accountants
PCAOB ID: 1171